Exhibit 99.1

Aerojet Rocketdyne Holdings, Inc. Reports First Quarter 2017 Results

EL SEGUNDO, Calif., May 08, 2017 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the first quarter ended March 31, 2017.

Financial Overview

First quarter of fiscal 2017 compared to first quarter of fiscal 2016

  Net sales for the first quarter of fiscal 2017 totaled $405.3 million compared to $356.9 million for the first quarter of fiscal 2016.
  Net income for the first quarter of fiscal 2017 was $5.9 million, or $0.08 diluted income per share, compared to net income of $5.1 million, or $0.08 diluted income per share, for the first quarter of fiscal 2016.
  Adjusted EBITDAP (Non-GAAP measure*) for the first quarter of fiscal 2017 was $41.8 million, or 10.3% of net sales, compared to $45.1 million, or 12.6% of net sales, for the first quarter of fiscal 2016.
  Segment performance before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure*) was $39.5 million for the first quarter of fiscal 2017, compared to $36.8 million for the first quarter of fiscal 2016.
  Cash used in operating activities in the first quarter of fiscal 2017 totaled $3.1 million compared to $31.7 million of cash used in operating activities in the first quarter of fiscal 2016.
  Free cash flow (Non-GAAP measure*) in the first quarter of fiscal 2017 totaled $(5.8) million, compared to $(39.4) million in the first quarter of fiscal 2016.
  Funded contract backlog as of March 31, 2017 was $2.2 billion compared to $2.3 billion as of December 31, 2016.
  Total contract backlog as of March 31, 2017 was $4.2 billion compared to $4.5 billion as of December 31, 2016.

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* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“We are very excited to have announced the next phase of our Competitive Improvement Program and to have closed on the acquisition of Coleman Aerospace,” said Eileen Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “Our strong first quarter year over year growth in net sales is a reflection of our continued commitment to delivering on our programs. We look forward to continuing our affordability initiatives while maintaining a focus on strengthening our overall competitiveness and driving value for our various stakeholders.”

Operations Review

Aerospace and Defense Segment

	Three months ended March 31,
	2017	2016

	(In millions, except percentage amounts)
Net sales	$403.7	$355.3
Segment performance	34.7	29.9
Segment margin	8.6%	8.4%
Segment margin before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure)	9.6%	10.1%
Components of segment performance:
Aerospace and Defense	$38.7	$36.0
Environmental remediation provision adjustments	(0.6)	(0.6)
Retirement benefits, net	(4.0)	(5.6)
Unusual items	0.6	0.1
Aerospace and Defense total	$34.7	$29.9

The increase in net sales in the first quarter of fiscal 2017 compared to the first quarter of fiscal 2016 was primarily due to the following: (i) an increase of $58.4 million in space programs primarily driven by the RS-25 program development and integration effort in support of the Space Launch System development program and increased deliveries on the Atlas V program during the first quarter of fiscal 2017 and (ii) a decrease of $8.3 million in defense programs primarily driven by the timing of deliveries on the Terminal High Altitude Area Defense (“THAAD”) program.

Segment margin before environmental remediation provision adjustments, retirement benefits, net and unusual items decreased primarily due to current period cost growth as the Company continues to work toward resolving design challenges on electric propulsion contracts. In addition, as anticipated, the Company’s increased sales were primarily on lower margin programs such as Atlas while the Company experienced decreased sales from the timing of higher margin programs such as THAAD.

Backlog

A summary of the Company’s backlog is as follows:

	March 31, 2017	December 31, 2016

	(In billions)
Funded backlog	$2.2	$2.3
Unfunded backlog	2.0	2.2
Total contract backlog	$4.2	$4.5

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control. Of the Company’s March 31, 2017 total contract backlog, approximately 45%, or $1.9 billion, is expected to be filled within one year as compared to 38%, or $1.7 billion, at December 31, 2016. Backlog has declined from December 31, 2016 due to current period sales outpacing current period awards. This decline was anticipated and may continue as the Company recognizes sales under contracts with large multi-year awards, such as the $1.2 billion award for RS-25 engine restart received in November 2015 and continuing through November 2024. The nature and timing of large multi-year awards can create variability in the Company’s funded and total contract backlog.

Real Estate Segment

	Three months ended March 31,
	2017	2016

	(In millions)
Net sales	$1.6	$1.6
Segment performance	0.8	0.8

Net sales and segment performance consist primarily of rental property operations.

Additional Information

Costs included in income before income taxes for the periods presented are as follows:

	Three months ended March 31,
	2017	2016

	(In millions)
Rocketdyne Business acquisition costs not allocable to the Company’s U.S. government contracts:
Amortization of the Rocketdyne Business intangible assets	$3.0	$3.0
Depreciation associated with the fair value adjustments to tangible assets	1.0	1.8
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business inventory	0.1	0.1
Total Rocketdyne Business acquisition costs	4.1	4.9
Other costs:
Retirement benefits, net (1)	9.0	10.3
Environmental remediation provision	0.8	0.3
Interest expense	7.4	11.1
Loss on debt	—	0.3
Stock-based compensation expense	6.8	2.3

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(1)  Retirement benefits are net of cash funding to the Company’s tax-qualified defined benefit pension plan which are recoverable costs under its U.S. government contracts. The Company’s recoverable tax-qualified pension costs in the first quarter of fiscal 2017 and 2016 totaled $9.3 million and $6.9 million, respectively.

Debt Activity

The Company’s debt principal activity since December 31, 2016 was as follows:

	December 31, 2016	Cash Payments	Non-cash Equity Conversion	March 31, 2017

	(In millions)
Term loan	$390.0	$(5.0)	$—	$385.0
2.25% Convertible Senior Notes	300.0	—	—	300.0
4 1/16% Convertible Subordinated Debentures	35.6	—	(35.6)	—
Total Debt and Borrowing Activity	$725.6	$(5.0)	$(35.6)	$685.0

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  future reductions or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  negative audit findings of the Company’s business by the U.S. government;
  the estimates or judgments the Company makes, or the assumptions the Company relies on, in preparing consolidated financial statements could prove to be inaccurate;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  the Company’s Competitive Improvement Program may not be successful in aligning the Company’s operations to current market conditions or in achieving the anticipated cost savings and other benefits within the expected timeframes;
  the Company’s international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  the Company’s inability to adapt to rapid technological changes;
  failure of the Company’s information technology infrastructure including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, explosion, or unplanned ignition of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  the results of significant litigation;
  significant risk exposures and potential liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  the substantial amount of debt which places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to past or future divestitures;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
  restatement of previously issued consolidated financial statements may lead to additional risks and uncertainties;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the company’s excess real estate assets. More information can be obtained by visiting the company’s website at www.aerojetrocketdyne.com.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended March 31,
	2017	2016

	(In millions, except per share amounts)
Net sales	$405.3	$356.9
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	352.7	309.7
Selling, general and administrative	18.5	11.6
Depreciation and amortization	16.3	15.1
Other expense, net	1.7	0.7
Total operating costs and expenses	389.2	337.1
Operating income	16.1	19.8
Non-operating (income) expense:
Loss on debt	—	0.3
Interest income	(0.5)	(0.2)
Interest expense	7.4	11.1
Total non-operating expense, net	6.9	11.2
Income before income taxes	9.2	8.6
Income tax provision	3.3	3.5
Net income	$5.9	$5.1
Earnings Per Share of Common Stock
Basic and Diluted
Net income per share	$0.08	$0.08
Weighted average shares of common stock outstanding, basic	72.3	63.0
Weighted average shares of common stock outstanding, diluted	72.3	63.1

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended March 31,
	2017	2016

	(In millions)
Net Sales:
Aerospace and Defense	$403.7	$355.3
Real Estate	1.6	1.6
Total Net Sales	$405.3	$356.9
Segment Performance:
Aerospace and Defense	$38.7	$36.0
Environmental remediation provision adjustments	(0.6)	(0.6)
Retirement benefits, net (1)	(4.0)	(5.6)
Unusual items	0.6	0.1
Aerospace and Defense Total	34.7	29.9
Real Estate	0.8	0.8
Total Segment Performance	$35.5	$30.7
Reconciliation of segment performance to income before income taxes:
Segment performance	$35.5	$30.7
Interest expense	(7.4)	(11.1)
Interest income	0.5	0.2
Stock-based compensation expense	(6.8)	(2.3)
Corporate retirement benefits	(5.0)	(4.7)
Corporate and other expense, net	(6.6)	(3.9)
Unusual items	(1.0)	(0.3)
Income before income taxes	$9.2	$8.6

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(1)  Retirement benefits are net of cash funding to the Company’s tax-qualified defined benefit pension plan which are recoverable costs under the Company’s U.S. government contracts. The Company’s recoverable tax-qualified pension costs in the first quarter of fiscal 2017 and 2016 totaled $9.3 million and $6.9 million, respectively.

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and unusual items relating to the segment operations. Segment performance excludes corporate income and expenses, unusual items not related to the segment operations, interest expense, interest income, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations. It is on this basis that management internally assesses the financial performance of its segments.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	March 31, 2017	December 31, 2016

	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$382.1	$410.3
Accounts receivable	202.2	136.4
Inventories	160.4	185.1
Recoverable from the U.S. government and other third parties for environmental remediation costs	23.2	25.2
Receivable from Northrop Grumman Corporation (“Northrop”)	6.0	6.0
Other current assets, net	96.4	91.7
Total Current Assets	870.3	854.7
Noncurrent Assets
Property, plant and equipment, net	361.4	366.0
Real estate held for entitlement and leasing	92.3	91.8
Recoverable from the U.S. government and other third parties for environmental remediation costs	237.7	239.8
Receivable from Northrop	61.7	62.0
Deferred income taxes	284.3	292.5
Goodwill	159.9	158.1
Intangible assets	95.5	94.4
Other noncurrent assets, net	92.1	90.2
Total Noncurrent Assets	1,384.9	1,394.8
Total Assets	$2,255.2	$2,249.5
LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$19.9	$55.6
Accounts payable	98.2	96.2
Reserves for environmental remediation costs	36.0	37.1
Postretirement medical and life insurance benefits	5.2	5.2
Advance payments on contracts	208.6	221.8
Other current liabilities	181.7	167.8
Total Current Liabilities	549.6	583.7
Noncurrent Liabilities
Long-term debt	604.9	608.0
Reserves for environmental remediation costs	309.5	312.6
Pension benefits	540.8	548.2
Postretirement medical and life insurance benefits	36.7	37.4
Other noncurrent liabilities	124.8	124.0
Total Noncurrent Liabilities	1,616.7	1,630.2
Total Liabilities	2,166.3	2,213.9
Commitments and contingencies
Redeemable common stock	0.1	1.1
Stockholders’ Equity
Preference stock	—	—
Common stock	7.3	6.9
Other capital	495.2	456.9
Treasury stock at cost	(64.5)	(64.5)
Accumulated deficit	(55.9)	(61.8)
Accumulated other comprehensive loss, net of income taxes	(293.3)	(303.0)
Total Stockholders’ Equity	88.8	34.5
Total Liabilities, Redeemable Common Stock and Stockholders’ Equity	$2,255.2	$2,249.5

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2017	2016

	(In millions)
Operating Activities
Net income	$5.9	$5.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.3	15.1
Amortization of debt discount and deferred financing costs	2.1	0.6
Stock-based compensation	6.8	2.3
Retirement benefits, net	7.7	8.5
Loss on debt	—	0.3
Loss on disposal of long-lived assets	0.1	—
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(54.3)	(12.8)
Inventories	24.7	(14.4)
Other current assets, net	(4.4)	(1.6)
Real estate held for entitlement and leasing	(0.6)	(1.2)
Receivable from Northrop	0.3	0.5
Recoverable from the U.S. government and other third parties for environmental remediation costs	4.1	2.2
Other noncurrent assets	(3.1)	2.8
Accounts payable	1.1	22.5
Advance payments on contracts	(13.2)	(30.1)
Other current liabilities	4.9	(23.3)
Deferred income taxes	2.3	(3.8)
Reserves for environmental remediation costs	(4.2)	(3.0)
Other noncurrent liabilities and other	0.4	(1.4)
Net Cash Used in Operating Activities	(3.1)	(31.7)
Investing Activities
Purchase of Coleman Aerospace	(15.0)	—
Capital expenditures	(2.7)	(7.7)
Net Cash Used in Investing Activities	(17.7)	(7.7)
Financing Activities
Debt repayments	(5.0)	(14.4)
Repurchase of shares for withholding taxes and option costs under employee equity plans	(4.7)	(0.7)
Proceeds from shares issued under equity plans	2.3	1.5
Net Cash Used in Financing Activities	(7.4)	(13.6)
Net Decrease in Cash and Cash Equivalents	(28.2)	(53.0)
Cash and Cash Equivalents at Beginning of Period	410.3	208.5
Cash and Cash Equivalents at End of Period	$382.1	$155.5
Supplemental disclosures of cash flow information
Cash paid for interest	$4.0	$17.7
Cash paid for income taxes	—	12.7
Conversion of debt to common stock	35.6	—

Use of Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measure of its operational performance called Adjusted EBITDAP. The Company uses this metric to measure its operating performance. The Company believes that to effectively compare core operating performance from period to period, the metric should exclude items relating to retirement benefits, significant non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, ongoing and customary course of its operations. Accordingly, the Company defines Adjusted EBITDAP as GAAP income before income taxes adjusted by interest expense, interest income, depreciation and amortization, retirement benefits, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income as determined in accordance with GAAP.

	Three months ended March 31,
	2017	2016

	(In millions, except percentage amounts)
Income before income taxes	$9.2	$8.6
Interest expense	7.4	11.1
Interest income	(0.5)	(0.2)
Depreciation and amortization	16.3	15.1
Retirement benefits, net (1)	9.0	10.3
Unusual items	0.4	0.2
Adjusted EBITDAP	$41.8	$45.1
Adjusted EBITDAP as a percentage of net sales	10.3%	12.6%

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(1)  Retirement benefits are net of cash funding to the Company’s tax-qualified defined benefit pension plan which are recoverable costs under the Company’s U.S. government contracts. The Company’s recoverable tax-qualified pension costs in the first quarter of fiscal 2017 and 2016 totaled $9.3 million and $6.9 million, respectively.

In addition to segment performance and Adjusted EBITDAP, the Company provides the Non-GAAP financial measures of free cash flow and net debt. The Company uses these financial measures, both in presenting its results to stakeholders and the investment community, and in its internal evaluation and management of the business. Management believes that these financial measures are useful because it presents the Company’s business using the same tools that management uses to gauge progress in achieving its goals.

	Three months ended March 31,
	2017	2016

	(In millions)
Net Cash Used in Operating Activities	$(3.1)	$(31.7)
Capital expenditures	(2.7)	(7.7)
Free cash flow(1)	$(5.8)	$(39.4)

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(1) Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company believes Free Cash Flow is useful as it provides supplemental information to assist investors in viewing the business using the same tools that management uses to gauge progress in achieving the Company’s goals.

	March 31, 2017	December 31, 2016

	(In millions)
Debt principal	$685.0	$725.6
Cash and cash equivalents	(382.1)	(410.3)
Net debt	$302.9	$315.3

Because the Company’s method for calculating the Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

Contact information:

Investors:
Paul R. Lundstrom, vice president and chief financial officer  310.252.8142
Brendan King, vice president, investor relations  916.351.8618
Media:
Glenn Mahone, vice president, communications  202.302.9941